Exhibit 99.1

Quantum Cyber Completes Acquisition of U.S.-Based Manufacturing Facility in Bridgeport, Connecticut

Quantum Drones Corporation Closes Purchase of the Real Property Underlying an Approximately 50,000-Square-Foot Industrial Facility; Company Now Owns a Domestic Production Site as It Advances From Technology Licensing to Vertically Integrated Autonomous Defense Manufacturing

NORWALK, Connecticut, July 16, 2026 (GLOBE NEWSWIRE) -- Quantum Cyber N.V. (Nasdaq: QUCY) (“Quantum Cyber” or the “Company”), a Nasdaq-listed autonomous defense technology company assembling an AI-powered System-of-Systems platform for drone warfare, counter-UAS, and border security applications, today announced that its wholly owned subsidiary, Quantum Drones Corporation, has completed the acquisition of certain parcels of real property located at 38 Union Avenue, Bridgeport, Connecticut, for a purchase price of $2,300,000. The transaction closed on July 15, 2026.

The closing completes the real-property component of the Bridgeport acquisition that the Company first announced through a Letter of Intent on June 8, 2026, and formalized through definitive agreements announced on June 29, 2026. The real property was acquired from Arcade Realty LLC pursuant to a Purchase and Sale Agreement, entered into in connection with the Company’s separate Asset Purchase Agreement with Arcade Technology LLC covering the installed manufacturing equipment at the site. With the closing, Quantum Cyber now owns the physical facility that it intends to serve as the operating foundation for its domestic autonomous defense manufacturing capability.

The closing marks an important milestone in Quantum Cyber’s previously announced strategic transition from a technology development and IP licensing company to a vertically integrated autonomous defense manufacturer with domestic production capacity under its own control. It follows the Company’s June 2, 2026 announcement that it would assume direct manufacturing of its licensed autonomous drone platform, and its May 28, 2026 announcement of plans to establish a U.S.-based defense-technology manufacturing complex. With the facility now under the Company’s ownership, Quantum Cyber believes it has moved from describing its manufacturing strategy to holding the physical infrastructure on which that strategy depends.

The acquisition is intended to support the Trump Administration’s Executive Order 14307, which establishes American drone dominance as an explicit national security and industrial priority and directs the acceleration of domestic drone production capacity. The U.S. Department of Defense FY2027 Budget Request allocates approximately $55 billion toward drone and autonomous warfare programs, reflecting a doctrinal shift toward high-volume, attritable autonomous platforms deployed at operational scale.

By owning domestic manufacturing infrastructure, Quantum Cyber believes it may be better positioned to participate in this procurement wave as a domestic producer, not solely as a technology licensor.

“When we signed the definitive agreements in June 2026, we said we believed were turning a strategy into a binding commitment. Today we own the facility,” said David Lazar, Chief Executive Officer of Quantum Cyber. “This is no longer a plan on paper — it is a real building, on U.S. soil, that we control. It gives us the domestic production base we have said we were building, and it is the foundation from which we intend to advance toward delivering combat-ready autonomous systems for our government customers. We believe we are moving to the next phase.”

About Quantum Drones Corporation

Quantum Drones Corporation is a wholly owned Nevada-incorporated subsidiary of Quantum Cyber N.V. established to serve as the operational vehicle for the Company’s domestic defense technology programs and U.S. government procurement activities. The subsidiary is led by Peter O’Rourke, President and Director, a former Acting Secretary of the U.S. Department of Veterans Affairs under the Trump administration, and Robert Liscouski, Director, a former Assistant Secretary for Infrastructure Protection at the U.S. Department of Homeland Security and co-founder and former Chairman and CEO of a Nasdaq-listed quantum computing company.

About Quantum Cyber N.V.

Quantum Cyber N.V. (Nasdaq: QUCY) is assembling an AI-powered, quantum-accelerated System-of-Systems autonomous defense platform that integrates drone warfare, counter-UAS, autonomous naval mine countermeasures, EMP shielding, anti-drone ammunition, command-and-control, and quantum antenna applications under a single Nasdaq-listed company. The Company acquires, licenses, and develops combat-proven autonomous technologies, deploying them as a coordinated, multi-domain portfolio across air, land, and sea. For more information, visit www.quantum-cyber.ai.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “intend,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements relate to, among other things, the Company’s strategic transition to a vertically integrated autonomous defense manufacturer; the intended use, operation, build-out, and integration of the acquired Bridgeport facility and the associated manufacturing equipment; the completion of the equipment acquisition contemplated by the Company’s separate Asset Purchase Agreement; the retention of acquired personnel; the Company’s ability to pursue U.S. government contracts and homeland security programs; the Company’s expectation that domestic manufacturing capacity will position it to participate in defense procurement opportunities; and the development and commercialization of the Company’s autonomous defense technologies.

These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to complete the equipment acquisition contemplated by the Company’s separate Asset Purchase Agreement, or to complete it on the terms described or at all; (ii) the failure to successfully integrate or operate the acquired facility, equipment, and business; (iii) the failure to meet projected development, production, or operational targets for the manufacturing facility, or to meet other goals or objectives of the Company’s strategic transition; (iv) the loss of acquired personnel, customers, or supplier relationships; (v) unanticipated costs, liabilities, or delays associated with owning, operating, or building out the facility; (vi) changes in applicable laws or regulations; (vii) an inability to successfully pursue new initiatives; (viii) the failure to secure U.S. government contracts or procurement approvals; and (ix) other risks and uncertainties discussed from time to time in other reports and public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors may be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed on March 31, 2026, its Quarterly Report on Form 10-Q filed on May 15, 2026, and its subsequent filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by the Company in this press release is based only on information currently available and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Investor Relations Contact:
Arx Investor Relations
North American Equities Desk
qucy@arxhq.com

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